UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 30, 2020
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Ford Motor Company (the “Company”) issued a news release announcing the election of John T. Lawler, 54, as Vice President, Chief Financial Officer, effective October 1, 2020. Mr. Lawler has been CEO of Ford Autonomous Vehicles and Vice President, Mobility Partnerships since December 2019. In 2018-19, he served as Vice President, Strategy where he led Corporate Strategy, Business Development and Global Data Insights and Analytics. Mr. Lawler served as Vice President and Corporate Controller and CFO, Global Markets from 2016 to 2018. Prior to that he served as President of Ford China for nearly four years when the Company achieved record in-country performance, and Controller and CFO for Asia Pacific and Africa.

In addition, the Company announced that Tim Stone notified the Company of his intention to resign as Vice President, Chief Financial Officer effective October 1, 2020, in order to pursue a new opportunity. Mr. Stone will continue to provide transition services until, and will separate from the Company effective, October 15, 2020.

The Company also took the following compensation actions:

The Compensation Committee approved the following compensation actions regarding Mr. Lawler:

•Annualized base salary increase from $620,000 to $1,000,000

•	Annual Incentive Compensation Plan 2020 target increase from $520,000 to $671,250 pro-rated for the time Mr. Lawler serves as Vice President, Chief Financial Officer during 2020

The Compensation Committee approved the following compensation actions regarding Mr. Stone:

•
Receive a pro-rated Annual Incentive Compensation Plan award based on full months worked (10/12ths), his target ($1,350,000), and the actual 2020 business performance factor, and be eligible for a discretionary award for officers for 2020 performance to be determined by the Compensation Committee in 2021

•	Retention of the second tranche of the 2019 time-base restricted stock unit (TB-RSU) accession award of 152,090 TB-RSUs vesting in April 2021

•	Retention of the first tranche of the 2020 TB-RSU grant of 57,461 TB-RSUs vesting in March 2021

Mr. Stone will forfeit the third and final tranche of the 2019 accession award, the second and third tranches of the 2020 TB-RSU grant, and the 2020 performance-based restricted stock unit grant. The Committee believes that allowing Mr. Stone to retain the grants noted above in exchange for a Separation and Waiver Agreement containing waiver of claims, non-compete, non-disclosure, non-disparagement, and non-solicitation provisions, as well as his cooperation in the transition of his duties to Mr. Lawler, is reasonable and beneficial to the Company and its stakeholders.

Item 7.01. Regulation FD Disclosure.

The Company’s news release dated October 1, 2020 is furnished as Exhibit 99 to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News Release dated October 1, 2020	Furnished with this Report

Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL)	**

* Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

** Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: October 1, 2020	By:	/s/ Jonathan E. Osgood
Jonathan E. Osgood
Secretary